Exhibit 99.1

Sirona Reports Fiscal 2008 Third Quarter and Year-to-Date Results

•	Third quarter 2008 revenues increased to $186.9 million, up 19% compared to the third quarter of 2007.

•	Operating income excluding amortization expense for the quarter totaled $33.8 million, up 34% compared to the prior year period.

•	Sirona increases fiscal 2008 revenue guidance and raises lower end of the operating income plus amortization range.

Long Island City, New York, August 6, 2008 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and nine months ended June 30, 2008.

Third Quarter Fiscal 2008 vs. Third Quarter Fiscal 2007 Financial Results

Revenue was $186.9 million, an increase of $29.9 million or 19.0% (up 7.5% on a constant currency basis), with growth rates for the Company’s business segments as follows: Instruments increased 26% (up 10% constant currency); Treatment Centers increased 26% (up 9% constant currency); Dental CAD/CAM Systems increased 17% (up 8% constant currency); and Imaging Systems increased 14% (up 5% constant currency). Revenue in the United States increased by 9%, driven by the CAD/CAM Systems and Imaging segments. Outside the United States, revenue increased 24% (up 7% constant currency), as international revenues benefited from Sirona’s expanded presence in Italy and Japan, as well as strong sales growth in Russia.

Gross profit increased by $16.3 million to $83.5 million, up 24.3%. Gross profit margins increased 1.9% to 44.7% in the third quarter of 2008, from 42.8% in the third quarter of 2007. The gross profit margin increase was mainly driven by improved margins in the CAD/CAM and Instruments segments.

Third quarter 2008 operating income excluding amortization expense increased 34% to $33.8 million (operating income of $10.2 million plus amortization expense of $23.6 million). This compares to third quarter 2007 operating income excluding amortization expense of $25.2 million (operating income of $5.5 million plus amortization expense of $19.7 million).

Net income for the third quarter of 2008 was $6.7 million, or $0.121 per diluted share, compared to $2.0 million, or $0.04 per diluted share, for the third quarter of 2007. Third quarter 2008 earnings per share included $0.302 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, and a loss of $0.002 related to the revaluation of the Patterson exclusivity fee. For the third quarter of 2007, earnings per share included $0.23 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.02 related to the revaluation of the Patterson exclusivity fee and a $0.01 gain resulting from the revaluation of short-term intragroup loans.

At June 30, 2008, the Company had cash and cash equivalents of $122.8 million and total debt of $590.7 million, resulting in net debt of $467.9 million. This compares to net debt of $463.3 million at September 30, 2007. The increase in net debt was mainly attributable to a weaker US dollar relative to the Euro as the majority of Sirona’s debt is Euro denominated.

Chairman, President & CEO Jost Fischer commented; “We are pleased to report another strong quarter. Our revenue growth was broad based, across all of our business segments and major geographic regions. Our international markets continue to benefit from our strategy to build out our sales and service infrastructure. As we look forward, we anticipate that the global dental market will continue to grow and we expect that Sirona will continue to benefit from positive secular demographic trends; our continued international expansion efforts; and the Company’s ongoing investment in research and development.”

Guidance

As a result of the solid performance of the business year-to-date, and the strength of the Euro relative to the U.S. dollar, the Company is increasing its Fiscal Year 2008 revenue guidance range. Assuming that exchange rates remain at current levels for the remainder of the fiscal year, Sirona now expects Fiscal 2008 reported revenue to be in the range of $750 to $760 million, up from $725 to $745 million.

The Company is narrowing its guidance range for 2008 operating income excluding amortization expense to $150 to $155 million, compared to the previous range of $145 to $155 million.

First Nine Months Fiscal 2008 vs. First Nine Months Fiscal 2007 Financial Results

Revenue was $576.5 million, an increase of $94.5 million or 19.6% (up 9.5% constant currency) with growth rates for the Company’s business segments as follows: Dental CAD/CAM Systems increased 25% (up 17% constant currency); Treatment Centers increased 22% (up 7% constant currency); Instruments increased 17% (up 4% constant currency); and Imaging Systems increased 15% (up 7% constant currency). Revenue in the United States increased 7% driven by the CAD/CAM Systems segment. Outside the United States, revenue increased 26% (up 11% constant currency) as international revenues benefited from Sirona’s expanded presence in Japan, Australia, Spain and Italy, as well as strong sales in Russia and France.

Gross profit increased by $42.5 million to $264.2 million, up 19%. Gross profit margins of 45.8% were similar to the prior year level.

Nine months 2008 operating income excluding amortization expense was $122.3 million (operating income of $53.6 million plus amortization expense of $68.7 million). This compares to nine months 2007 operating income excluding amortization expense of $96.0 million (operating income of $37.2 million plus amortization expense of $58.8 million).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 9:00 a.m. Eastern Time on August 6, 2008. The teleconference can be accessed by calling +1 888.680.0892 (domestic) or +1 617.213.4858 (international) using passcode # 41184006. The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through August 13, 2008 by calling +1 888-286-8010 (domestic) or +1 617-801-6888 (international) using passcode # 78502248. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and

8- K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007
	$’000s (except per share amounts)		$’000s (except per share amounts)
Revenue	$186,938	$157,041	$576,505	$482,008
Cost of sales	103,463	89,893	312,286	260,242

Gross profit	83,475	67,148	264,219	221,766

Selling, general and administrative expense	63,762	49,633	180,238	150,011
Research and development	11,829	11,811	37,504	34,145
Provision for doubtful accounts and notes receivable	158	96	355	329
Net other operating (income)/loss	(2,500)	130	(7,500)	102

Operating income	10,226	5,478	53,622	37,179

Foreign currency transactions gain, net	(307)	(857)	(15,232)	(9,812)
Gain on derivative instruments	(6,149)	(2,636)	(936)	(2,216)
Interest expense, net	6,645	5,769	20,046	20,935
Loss on debt extinguishment	—	—	—	21,145
Other expense	—	—	305	—

Income before taxes and minority interest	10,037	3,202	49,439	7,127
Income tax provision	3,011	1,121	14,832	2,495
Minority interest	316	100	(17)	(17)

Net income	$6,710	$1,981	$34,624	$4,649

Income per share
- Basic	$0.12	$0.04	$0.63	$0.09

- Diluted	$0.12	$0.04	$0.63	$0.08

Weighted average shares - basic	54,804,720	54,746,515	54,785,915	54,683,876

Weighted average shares - diluted	55,287,922	54,880,563	55,278,246	54,843,488

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	September 30, 2007
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$122,826	$99,842
Restricted cash	1,015	908
Accounts receivable, net of allowance for doubtful accounts of $1,819 and $1,475, respectively	102,386	87,074
Inventories, net	88,161	74,834
Deferred tax assets	11,995	9,040
Prepaid expenses and other current assets	22,509	18,801
Income tax receivable	1,859	3,758

Total current assets	350,751	294,257

Property, plant and equipment, net of accumulated depreciation and amortization of $48,470 and $31,037, respectively	104,794	80,523
Goodwill	740,700	677,506
Investments	1,419	1,254
Intangible assets, net of accumulated amortization of $243,437 and $156,776, respectively	578,481	597,302
Other non-current assets	4,263	4,407
Deferred tax assets	2,403	2,494

Total assets	$1,782,811	$1,657,743

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$42,485	$46,190
Short-term debt and current portion of long-term debt	6,475	23,041
Income taxes payable	573	5,543
Deferred tax liabilities	2,567	3,264
Accrued liabilities and deferred income	86,950	84,348

Total current liabilities	139,050	162,386

Long-term debt	584,225	540,143
Deferred tax liabilities	197,059	192,808
Other non-current liabilities	13,702	13,406
Pension related provisions	56,228	49,450
Deferred income	82,500	90,000

Total liabilities	1,072,764	1,048,193

Minority interest	504	484

Shareholders’ equity
Preferred stock ( $0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ( $0.01 par value; 95,000,000 shares authorized; 54,816,221 and 54,765,285 shares issued and outstanding, respectively)	548	548
Additional paid-in capital	615,959	603,570
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	43,687	9,063
Accumulated other comprehensive income	98,452	44,988

Total shareholders’ equity	709,543	609,066

Total liabilities, minority interest and shareholders’ equity	$1,782,811	$1,657,743

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2008	2007
	$’000s
Cash flows from operating activities

Net income	$34,624	$4,649

Adjustments to reconcile net income to net cash used in operating activities
Minority interest	(32)	(20)
Depreciation and amortization	79,320	68,583
Loss on disposal of property, plant and equipment	42	97
(Gain) on derivative instruments	(936)	(2,216)
Gain on foreign currency transactions	(15,232)	(9,812)
Accreted interest on long-term debt	(7,303)	5,350
Deferred income taxes	(14,451)	(25,494)
Amortization of debt issuance cost	955	2,916
Loss on debt extinguishment	—	19,964
Compensation expense from stock options	11,466	10,598
Changes in assets and liabilities
Accounts receivable	(7,301)	(13,944)
Inventories	(6,619)	(12,989)
Prepaid expenses and other current assets	3,251	6,293
Restricted cash	(9)	(37)
Other non-current assets	437	(4,866)
Trade accounts payable	(13,054)	(78)
Accrued liabilities and deferred income	(11,926)	(6,396)
Other non-current liabilities	223	(4,713)
Income taxes receivable	2,130	(1,645)
Income taxes payable	(4,643)	(6,881)

Net cash provided by operating activities	50,942	29,359

Cash flows from investing activities
Investment in property, plant and equipment	(26,974)	(16,870)
Proceeds from sale of property, plant and equipment	111	471
Purchase of intangible assets	(343)	(97)
Purchase of long-term investments	(165)	(402)
Acquisition of businesses, net of cash acquired	—	(5,573)

Net cash used in investing activities	(27,371)	(22,471)

Cash flows from financing activities
Repayments of long-term debt	(10,121)	(559,294)
Proceeds from borrowings	—	529,747
Debt issuance cost	—	(5,419)
Common shares issued under share based compensation plans	724	1,308
Tax effect of common shares exercised under share based compensation plans	178	1,373

Net cash used in financing activities	(9,219)	(32,285)

Change in cash and cash equivalents	14,352	(25,397)
Effect of exchange rate change on cash and cash equivalents	8,632	3,327
Cash and cash equivalents at beginning of period	99,842	80,561

Cash and cash equivalents at end of period	$122,826	$58,491

Other Financial Data (unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007
	$’000s		$’000s
Net income	$6,710	$1,981	$34,624	$4,649
Net interest expense	6,645	5,769	20,046	20,935
Provision for income taxes	3,011	1,121	14,832	2,495
Depreciation	4,748	3,822	12,777	9,555
Amortization	23,598	19,745	68,716	58,833

EBITDA	$44,712	$32,438	$150,995	$96,467

Supplemental Information

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007
	$’000s		$’000s
Loss on debt extinguishment	$—	$—	$—	$21,145
Share-based compensation	3,968	3,886	11,466	10,598
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	144	(1,471)	(10,221)	(6,337)

Foreign currency exchange (gain) on the early extinguishment of $-denominated bank debt	—	—	—	(3,885)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	(18)	(1,251)	(6,547)	(2,604)

	$4,094	$1,164	$(5,302)	$18,917

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.5633 and $1.3483 for the three months ended June 30, 2008 and 2007, respectively, and $1.5011 and $1.3153 for the nine months ended June 30, 2008 and 2007, respectively.